EXHIBIT 99.1

Footnote 5

The following table sets forth (1) the number of shares of Series B Convertible
Preferred Stock held directly by Schroder Ventures International Life Sciences
Fund II Group Co-Investment Scheme ("Co-Invest"), Schroder Ventures
International Life Sciences Fund II LP1 ("ILSF LP1"), Schroder Ventures
International Life Sciences Fund II LP2 ("ILSF LP2"), Schroder Ventures
International Life Sciences Fund II LP3 ("ILSF LP3"), Schroder Ventures
International Life Sciences Fund II Strategic Partners L.P. ("Strategic
Partners") and Schroder Ventures Investments Limited ("SVIL" and together with
Co-Invest, ILSF LP1, ILSF LP2, ILSF LP3, Strategic Partners, the "Funds") and
(2) the number of shares of common stock issuable upon conversion of such shares. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                          Shares of Common Stock
                                                              issuable upon
                                   Shares of Series           conversion of the
                                 Convertible Preferred      Series B Convertible
Holder                            Stock held by Holder         Preferred Stock
-------------------------      ------------------------   ----------------------

Schroder Ventures
International Life                  87,045                       12,786
Sciences Fund II Group
 Co-Investment
Scheme

International Life Sciences         3,026,738                    444,646
Fund II LP1

Schroder Ventures
International Life                  1,289,073                    189,372
Sciences Fund II LP2

Schroder Ventures
International Life                  343,530                      50,465
Sciences
Fund II LP3

Schroder Ventures
International Life Science          46,694                       6,859
Fund II Strategic Partners
L.P.

SV (Nominees) Limited as
nominee of Schroder                 372,801                      54,766
Ventures Investments Limited

The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                         Shares of Common Stock
                                                                issuable upon
                                   Shares of Series C        conversion of the
                                Convertible Preferred       Series C Convertible
Holder                           Stock held by Holder            Preferred Stock
-------------------------      ------------------------   ----------------------
Schroder Ventures
International Life                  46,514                       8,328
Sciences Fund II Group
Co-Investment Scheme

Schroder Ventures
International Life Sciences         1,617,389                    289,606
Fund II LP1

Schroder Ventures
International Life Sciences         688,839                      123,342
Fund II LP2

Schroder Ventures
International Life Sciences         183,572                      32,870
Fund II LP3

Schroder Ventures
International Life Sciences         24,952                       4,467
Fund II Strategic Partners
L.P.

SV (Nominees) Limited as
nominee of Schroder                 199,213                      35,670
Ventures Investments
Limited

The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                          Shares of Common Stock
                                                                 issuable upon
                              Shares of Series C-2           conversion of the
                                 Convertible Prefe        Series C-2 Convertible
Holder                        Stock held by Holder            Preferred Stock
-------------------------      ------------------------   ----------------------

Schroder Ventures
International Life Sciences         57,569                       7,701
Fund II Group Co-Investment
Scheme

Schroder Ventures
International Life Sciences         2,001,830                    267,794
Fund II LP1

Schroder Ventures
International Life Sciences         852,569                      114,052
Fund II LP2

Schroder Ventures
International Life Sciences         227,205                      30,394
Fund II LP3

Schroder Ventures
International Life Sciences         30,882                       4,130
Fund II Strategic Partners
L.P.

SV (Nominees) Limited as
nominee of Schroder                 246,563                      32,983
Ventures Investments Limited

The following table sets forth the number of shares of Common Stock issuable upon exercise of Common Stock warrants held directly by the Funds. These figures reflect a 1-for-8 reverse stock split, which became effective on October 24,
2006. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                    Common Stock Warrants
                                       Held by Holder
Holder                               (Shares Issuable)           Expiration Date
-------------------------      ------------------------   ----------------------
Schroder Venture
International Life Sciences         424                          7/12/09
Fund II Group Co-Investment         636                          10/28/09
Scheme

Schroder Ventures
International Life Sciences         14,753                       7/12/09
Fund II LP1                         22,129                       10/28/09

Schroder Ventures
International Life Sciences         6,283                        7/12/09
Fund II LP2                         9,424                        10/28/09

Schroder Ventures
International Life Sciences         1,674                        7/12/09
Fund II LP3                         2,511                        10/28/09

Schroder Ventures                   227                          7/12/09
International Life Sciences         341                          10/28/09
Fund II Strategic Partners
L.P.

SV (Nominees) Limited as            1,817                        7/12/09
nominee of Schroder                 2,725                        10/28/09
Ventures Investments Limited